Registration Number 333-195801
As filed with the Securities and Exchange Commission on May 9, 2014.
UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
StarTek, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-1370538 (I.R.S. employer Identification No.)

8200 E. Maplewood Ave., Suite 100 Greenwood Village, Colorado (Address of principal executive offices)	80111 (Zip code)

STARTEK, INC. 2008 EQUITY INCENTIVE PLAN
as Amended and Restated May 6, 2014
(Full title of the plan)

Lisa A. Weaver
Senior Vice President, Chief Financial Officer and Treasurer
StarTek, Inc.
8200 E. Maplewood Ave., Suite 100
Greenwood Village, Colorado 80111
(Name and address of agent for service)

(303) 262-4500
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company X
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Form S-8 is being filed to amend that certain Form S-8 (File No. 333-195801) filed on May 8, 2014 (the “Original S-8”) for the sole purpose of filing the correct consent of Ernst & Young, LLP as Exhibit 23.1. The Original S-8 inadvertently included an incorrect consent as Exhibit 23.1.
Part II
Item 8. Exhibits
The following is a list of all exhibits filed as part of this Registration Statement or, as noted, incorporated by reference into this Registration Statement:

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of StarTek, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Form S-1 Registration Statement, filed January 29, 1997).
3.2
Certificate of Amendment to the Certificate of Incorporation of StarTek, Inc. filed with the Delaware Secretary of State on May 21, 1999 (incorporated by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998, filed on March 8, 2000).

3.3
Certificate of Amendment to the Certificate of Incorporation of StarTek, Inc. filed with the Delaware Secretary of State on May 23, 2000 (incorporated by reference to Exhibit 3.4 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000, filed on August 14, 2000).

3.4	Restated Bylaws of StarTek, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed on November 1, 2011).
4.1
Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007, filed on November 6, 2007).

5.1	Opinion of Faegre Baker Daniels LLP.*
10.1
StarTek, Inc. 2008 Equity Incentive Plan, as amended and restated (incorporated by reference to Exhibit A to the Company’s proxy statement for its 2014 Annual Meeting of Stockholders, filed on March 26, 2014).

23.1	Consent of Ernst & Young, LLP.
23.2	Consent of Faegre Baker Daniels LLP (included in Exhibit 5.1).
* Filed with the Original S-8.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on May 9, 2014.

STARTEK, INC.
By:	/s/ Chad A. Carlson
Chad A. Carlson
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Chad A. Carlson Chad A. Carlson Principal Executive Officer	Director, President and Chief Executive Officer*	May 9, 2014

/s/Lisa A. Weaver Lisa A. Weaver Principal Accounting and Financial Officer	Senior Vice President, Chief Financial Officer and Treasurer	May 9, 2014

/s/ Ed Zschau Ed Zschau	Chairman of the Board*	May 9, 2014

/s/ Robert Sheft Robert Sheft	Director*	May 9, 2014

/s/ Benjamin L. Rosenzweig Benjamin L. Rosenzweig	Director*	May 9, 2014

/s/ Jack D. Plating Jack D. Plating	Director*	May 9, 2014

*    Lisa A. Weaver, by signing her name hereto on the 9th day of May, 2014, does hereby sign this document pursuant to powers of attorney executed by the Directors named above, filed with the Securities and Exchange Commission on behalf of such Directors, all in the capacities and on the date stated, such persons being the majority of the Board of Directors.

/s/ Lisa A. Weaver
Lisa A. Weaver
Attorney-in-Fact

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of StarTek, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Form S-1 Registration Statement, filed January 29, 1997).
3.2
Certificate of Amendment to the Certificate of Incorporation of StarTek, Inc. filed with the Delaware Secretary of State on May 21, 1999 (incorporated by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998, filed on March 8, 2000).

3.3
Certificate of Amendment to the Certificate of Incorporation of StarTek, Inc. filed with the Delaware Secretary of State on May 23, 2000 (incorporated by reference to Exhibit 3.4 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000, filed on August 14, 2000).

3.4	Restated Bylaws of StarTek, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed on November 1, 2011).
4.1
Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007, filed on November 6, 2007).

5.1	Opinion of Faegre Baker Daniels LLP.*
10.1
StarTek, Inc. 2008 Equity Incentive Plan, as amended and restated (incorporated by reference to Exhibit A to the Company’s proxy statement for its 2014 Annual Meeting of Stockholders, filed on March 26, 2014).

23.1	Consent of Ernst & Young, LLP.
23.2	Consent of Faegre Baker Daniels LLP (included in Exhibit 5.1).
* Filed with the Original S-8.